Final Form CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS AGREEMENT (INDICATED BY “[***]”) BECAUSE SUCH INFORMATION IS BOTH NOT MATERIAL AND THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. WARRANT THIS WARRANT AND THE COMMON STOCK, IF ANY, ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY NON-U.S. OR STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF AMBAC FINANCIAL GROUP, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW) EXCEPT: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE EARLIEST OF (A) THE DATE ON WHICH THIS SECURITY HAS BEEN SOLD PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; (B) THE DATE ON WHICH THIS SECURITY HAS BEEN SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR ANY SIMILAR PROVISION THEN IN FORCE UNDER THE SECURITIES ACT; AND (C) THE DATE ON WHICH THE HOLDER OF THIS SECURITY (X) HAS A “HOLDING PERIOD” (DETERMINED PURSUANT TO RULE 144(D) UNDER THE SECURITIES ACT) OF AT LEAST ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AT SUCH TIME) AND (Y) IS NOT AN AFFILIATE OF THE COMPANY (AND HAS NOT BEEN AN AFFILIATE OF THE COMPANY DURING THE THREE MONTHS IMMEDIATELY PRECEDING); AND (2) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW. IN DETERMINING WHETHER THE HOLDER OF THIS SECURITY (X) HAS A “HOLDING PERIOD” (DETERMINED PURSUANT TO RULE 144(D) UNDER THE SECURITIES ACT) OF AT LEAST ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AT SUCH TIME) OR (Y) IS AN AFFILIATE OF THE COMPANY (OR HAS BEEN AN AFFILIATE OF THE COMPANY DURING THE THREE MONTHS IMMEDIATELY PRECEDING), THE COMPANY RESERVES THE

2 RIGHT TO REQUIRE THE DELIVERY OF CUSTOMARY CERTIFICATIONS FROM THE HOLDER AND A CUSTOMARY LEGAL OPINION, ADDRESSED TO THE COMPANY. THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE INVESTOR RIGHTS AGREEMENT, DATED AS OF [●], BY AND BETWEEN AMBAC FINANCIAL GROUP, INC. (THE “COMPANY”) AND [OAKTREE ENTITY], a [●], AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. NOTWITHSTANDING THE FOREGOING, THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER SIMILAR ARRANGEMENT SECURED BY SUCH SECURITIES IN ACCORDANCE WITH THIS WARRANT. Warrant Certificate No.: [●] Original Issue Date: [●] FOR VALUE RECEIVED, Ambac Financial Group, Inc., a Delaware corporation (the “Company”), hereby certifies that [OAKTREE ENTITY], a [●], or its registered assigns (the “Holder”) is entitled to purchase from the Company [●]1 shares of duly authorized, validly issued, fully paid, and nonassessable Common Stock less the aggregate number of Common Stock previously issued from time to time as a result of any partial exercise of this Warrant in accordance with Section 3, at a purchase price per share of $18.50 (the “Exercise Price”), all subject to the terms, conditions, and adjustments set forth below in this Warrant. Certain capitalized terms used herein are defined in Section 1 hereof. 1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below: “Activist Investor” means, as of any date of determination, any Person who has been identified as an activist investor on the most-recently available “SharkWatch 50” list or, in the event that the “SharkWatch 50” list is no longer published, on a substantially similar reputable published list of the most prominent activist investors regularly relied on or cited to by industry associations, public authorities or proxy advisors in the context of activism activities, or any controlled Affiliate of such Persons. “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. Notwithstanding the foregoing, for the purposes of this Agreement, the term “Affiliate,” as it relates to Investor, shall exclude Brookfield Asset Management Inc. and its Affiliates that are not also Affiliates of Investor by virtue of being directly or indirectly controlled by Oaktree Capital Management, L.P. and, for the avoidance of doubt, shall exclude any investor in such entity or beneficial owner of such entity’s equity securities 1 To be 9.9% of the fully diluted outstanding shares of Ambac common stock as of March 31, 2024 pro forma for the issuance of this Warrant.

3 or those of any Person that controls such entity, and any portfolio company, limited partner, investor or similar Person of any of the foregoing. “Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price. “Board” means the board of directors of the Company. “Business Day” means any day that is not (a) a Saturday, (b) a Sunday or (c) any other day on which commercial banks are authorized or required by laws to be closed in the City of New York. “Common Stock” means the shares of common stock, par value $0.01 per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged, or reclassified following the date hereof. “Company” has the meaning set forth in the preamble. “Competitor” means those Persons (other than funds, investment vehicles or other financial institutions (excluding regulated insurance companies) engaged in the business of investing) where their business primarily consists of specialty property and casualty insurance. “Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., Eastern Time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Notice, the Warrant, and the Aggregate Exercise Price. “Exercise Notice” has the meaning set forth in Section 3(a)(i). “Exercise Period” has the meaning set forth in Section 2. “Exercise Price” has the meaning set forth in the preamble. “Extraordinary Dividend” has the meaning set forth in Section 4(d). “Fair Market Value” means, as of any particular date: (a) the closing price of the Common Stock for such day on the primary U.S. securities exchange on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the closing bid and asked prices for the Common Stock on such exchange at the end of such day; provided, that if the Common Stock is listed on any U.S. securities exchange, the term If at any time the Common Stock is not listed on any U.S. securities exchange, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined jointly by the Board and the Holder.

4 “Holder” has the meaning set forth in the preamble. Investor Rights Agreement” means the Investor Rights Agreement, dated as of [●], 202[●], by and between the Company and the Holder. “Original Issue Date” means [●], 202[●]. “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof. “Securities Act” has the meaning set forth in Section 10(a). “Stock Purchase Agreement” means the Stock Purchase Agreement, dated as of [●], 2024, by and between the Company and the Holder. “Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at any time directly or indirectly owned by such Person. “Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant. “Warrant Shares” means the Common Stock or other capital stock of the Company then purchasable upon exercise of this Warrant in accordance with the terms of this Warrant. 2. Term of Warrant. Subject to the terms and conditions hereof, at any time or from time to time after the date hereof and prior to 5:00 p.m., Eastern Time, on [●], 20[●]2 or, if such day is not a Business Day, on the immediately following Business Day (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein). 3. Exercise of Warrant. (a) Exercise Procedure. This Warrant may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon: (i) surrender of this Warrant to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft, or destruction), together with an Exercise Notice in the form attached hereto as Exhibit A (each, an “Exercise Notice”), duly 2 To be the six year and six month anniversary of the closing date.

5 completed (including specifying the number of Warrant Shares to be purchased) and executed; and (ii) payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b). (b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Company by the following methods: (i) by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price (a “Cash Exercise”); (ii) by issuing Warrant Shares then issuable upon exercise of all or any part of this Warrant on a net basis such that, without payment of any cash consideration or other immediately available funds, the Holder shall surrender this Warrant in exchange for the number of Warrant Shares as is computed using the following formula (a “Cashless Exercise”): X = Y(A - B) ÷ A Where: X = the number of Warrant Shares to be issued to the Holder. Y = the total number of Warrant Shares for which the Holder has elected to exercise this Warrant pursuant to Section 3(a). A = the Fair Market Value of one Warrant Share as of the applicable Exercise Date. B = the Exercise Price in effect under this Warrant as of the applicable Exercise Date. or (iii) any combination of the foregoing. In the event of any withholding of Warrant Shares pursuant to clause 3(b)(ii) above where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount equal to the product of

6 (x) such incremental fraction of a share being so withheld or surrendered multiplied by (y) the Fair Market Value per Warrant Share as of the Exercise Date. (c) Delivery of Shares. Upon receipt by the Company of the Exercise Notice, surrender of this Warrant, and payment of the Aggregate Exercise Price (in accordance with Section 3(a) hereof), the Company shall, as promptly as practicable, and in any event within two (2) Business Days thereafter, deliver (or cause to be delivered) to the Holder a book-entry statement representing the Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a Warrant Share, as provided in Section 3(d) hereof. The book-entry position shall be registered in the name of the Holder or, subject to compliance with Section 7 below, such other Person’s name as shall be designated in the Exercise Notice. This Warrant shall be deemed to have been exercised and such Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date. (d) Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date. (e) Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the book-entry statement representing the Warrant Shares being issued in accordance with Section 3(c) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant. (f) Valid Issuance of Warrant and Warrant Shares; Payment of Taxes. The Company hereby represents, covenants, and agrees: (i) This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued. (ii) All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid, and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens, and charges.

7 (iii) The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid. (g) Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with an offering of the Warrant Shares or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction. (h) Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Stock upon the exercise of this Warrant. (i) Listing. The Company shall use its reasonable best efforts to cause the Warrant Shares to be approved for listing on the primary U.S. securities exchange on which the Common Stock may at the time be listed on or about the Original Issue Date, subject to notice of issuance of the Warrant Shares; provided, that the Company shall not be required to list the Warrant Shares if the Common Stock or other securities constituting Warrant Shares are not listed at the time of exercise. (j) Withholding. The Holder (and any agent thereof) shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement to the Company such amounts as the Holder (and any agent thereof), as applicable, is required to withhold or deduct under the Code (as defined in the Stock Purchase Agreement) or any provision of applicable state, local or foreign Law (as defined in the Stock Purchase Agreement) with respect to the making of such payment; provided, that prior to making any such deduction or withholding on any amount, the Holder shall use its commercially reasonable efforts to provide the Company with notice of intent to make such deduction or withholding and shall work in good faith to avoid or minimize the need to make such deduction or withholding to the extent permitted by applicable Law. To the extent that amounts are so withheld by the Holder (or any agent thereof) and remitted to the appropriate Governmental Authority (as defined in the Stock Purchase Agreement), such

8 withheld amounts shall be treated for all purposes of this Warrant as having been paid to the Company. 4. Effect of Certain Events. (a) Adjustment to Warrant Shares Upon Reorganization, Reclassification, Consolidation, or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up, or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person or (v) other similar transaction, in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities, or assets with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale, or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale, or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale, or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to ensure that the provisions of this Warrant shall thereafter be applicable, as nearly as possible, to any shares, securities, or assets thereafter acquirable upon exercise of this Warrant. The provisions of this Section 4(a) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, or similar transactions. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale, or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale, or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant, the obligation to deliver to the Holder such shares, securities, or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 4(a), the Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained in Section 2 instead of giving effect to the provisions contained in this Section 4(a) with respect to this Warrant. (b) Stock Dividends and Distributions. Subject to the provisions of Section 4(a), as applicable, if the Company shall, at any time or from time to time after the Original Issue Date, (A) make or declare, or fix a record date for the determination of

9 holders of Common Stock entitled to receive a dividend or any other distribution payable in Common Stock of the Company or securities convertible, exercisable or exchangeable into Common Stock, (B) subdivide the outstanding Common Stock, whether by way of stock dividend, stock split or otherwise, or (C) combine the outstanding Common Stock into a smaller number of shares, whether by way of stock combination, reverse stock split or otherwise, then, and in each such event, provision shall be made so that the Holder shall receive upon exercise of the Warrant, the kind and amount of securities of the Company which the Holder would have been entitled to receive had the Warrant been exercised in full into Warrant Shares on the date of such event (or, in the case of a dividend, immediately prior to the record date therefore) and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 4(b) with respect to the rights of the Holder; provided, that no such provision shall be made if the Holder receives, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities in an amount equal to the amount of such securities as the Holder would have received if the Warrant had been exercised in full into Warrant Shares on the date of such event. (c) Adjustment in Exercise Price. Whenever the number of Warrant Shares acquirable upon exercise of the Warrants is adjusted as provided in Section 4(b), the Exercise Price shall be adjusted to equal the Exercise Price immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the number of Warrant Shares for which a Warrant is exercisable immediately prior to such adjustment and (B) the denominator of which shall be the number of Warrant Shares for which a Warrant is exercisable immediately after such adjustment. (d) Cash Dividends and Distributions. If the Company, at any time while the Warrants are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant), other than as described in Section 4(b) (any such non-excluded event being referred to herein as an “Extraordinary Dividend”) then the Exercise Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Board of Directors of the Company together with the Holder, in good faith) of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend. (e) Certificate as to Adjustment. (i) As promptly as reasonably practicable following any adjustment pursuant to the provisions of this Section 4, but in any event not later than two (2) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

10 (ii) As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than two (2) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the amount of other shares of stock, securities, or assets then issuable upon exercise of the Warrant and the applicable Exercise Price. (f) Notices. In the event: (i) that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution described in Section 4(b) or Section 4(d), to vote at a meeting (other than an annual meeting for which a definitive proxy statement has been filed) (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or (ii) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company's assets to another Person; or (iii) of the voluntary or involuntary dissolution, liquidation, or winding- up of the Company; then, and in each such case, the Company shall send or cause to be sent to the Holder at least ten (10) Business Days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting, or consent or other right or action, and a description of such dividend, distribution, or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares. 5. Lock-up Period. (a) The Holder shall not, and shall not cause or permit any direct or indirect Affiliate to, during the period beginning on the Original Issue Date and ending at the close of business on the six (6) month anniversary of the Original Issue Date (the “Lock- Up Termination Date”), (1) offer, pledge, sell, contract to sell, sell any option or contract

11 to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, the Warrant or the Warrant Shares, (2) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined), which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of the Warrant or the Warrant Shares, whether any such transaction described in subsection (1) or (2) above is to be settled by delivery of Warrants, Warrant Shares, Common Stock, in cash or otherwise, or (3) publicly disclose the intention to do any of the foregoing. (b) Notwithstanding any other provision hereof, the transfer restriction in Section 5(a) shall not apply to and nothing in this Agreement shall otherwise restrict or prohibit (i) any total return swap entered into by the Holder or any direct or indirect Affiliate of the Holder with respect to the Warrant or the Warrant Shares, (ii) any pledge in accordance with Section 6 hereof and (iii) transfer of securities of the Holder or any entity that directly or indirectly owns equity securities of the Holder. (c) The Warrant and the Warrant Shares shall bear the following legend until the Lock-Up Termination Date: “THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE INVESTOR RIGHTS AGREEMENT, DATED AS OF [●], BY AND BETWEEN AMBAC FINANCIAL GROUP, INC. (THE “COMPANY”) AND [OAKTREE ENTITY], a [●], AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.” 6. Margin Loan. If requested by the Holder in connection with any transaction involving this Warrant or the Warrant Shares (including any sale or other transfer of such securities without registration under the Securities Act, any margin loan with respect to such securities and any pledge of such securities), the Company agrees to provide the Holder with customary and reasonable assistance to facilitate such transaction, including, without limitation, (i) such action as the Holder may reasonably request from time to time to enable the Holder to sell this Warrant or the Warrant Shares, as applicable, without registration under the Securities Act and (ii) entering into an “issuer’s agreement” in connection with any margin loan with respect to such securities in customary form, provided, that the Holder shall not make any such pledge for six (6) months from the Original Issue Date; provided further, that the Holder shall not make any such pledge at any time on which the Investor Designee (as defined in the Investor Rights Agreement) is serving on the Board. 7. Transfer of Warrant. Notwithstanding the restrictions set out in Section 5 hereto and subject to the transfer conditions referred to in the legend endorsed hereon:

12 (a) this Warrant, the Warrant Shares and all rights hereunder are transferable prior to the Lock-Up Termination Date, to (i) Affiliates of the Holder (but not, for the avoidance of doubt, to “portfolio companies,” as such term is commonly understood in the private equity industry, of the Holder or any such Affiliate, or to the Company or any of its Subsidiaries) (other than a Competitor or an Activist Investor) and (ii) Brookfield Asset Management, Inc.; and (b) this Warrant, the Warrant Shares and all rights hereunder are transferable following the Lock-Up Termination Date, to any Person, other than (i) a Competitor or (ii) an Activist Investor, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed assignment in the form attached hereto as Exhibit B, together with funds sufficient to pay any transfer taxes described in Section 3(f)(iv) in connection with the making of such transfer. Upon such compliance, surrender, and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled. For the avoidance of doubt, the restrictions in Section 7(b) do not apply to any transferee of the Warrant Shares that is not an Affiliate of the Holder, or with respect to Warrant Shares issued upon exercise of the Warrant by any transferee of the Warrant that is not an Affiliate of the Holder. 8. Holder Not Deemed a Stockholder; Limitations on Liability. Except as otherwise specifically provided herein (including Section 4(b) and Section 4(d)), prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give, or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance, or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 8, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders. 9. Replacement on Loss; Division and Combination. (a) Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient

13 indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated, or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation. (b) Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice. 10. Compliance with the Securities Act. (a) Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 10 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell, or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form: “THIS WARRANT AND THE COMMON STOCK, IF ANY, ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY NON-U.S. OR STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF AMBAC FINANCIAL GROUP, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW) EXCEPT:

14 (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE EARLIEST OF (A) THE DATE ON WHICH THIS SECURITY HAS BEEN SOLD PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; (B) THE DATE ON WHICH THIS SECURITY HAS BEEN SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR ANY SIMILAR PROVISION THEN IN FORCE UNDER THE SECURITIES ACT; AND (C) THE DATE ON WHICH THE HOLDER OF THIS SECURITY (X) HAS A “HOLDING PERIOD” (DETERMINED PURSUANT TO RULE 144(d) UNDER THE SECURITIES ACT) OF AT LEAST ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AT SUCH TIME) AND (Y) IS NOT AN AFFILIATE OF THE COMPANY (AND HAS NOT BEEN AN AFFILIATE OF THE COMPANY DURING THE THREE MONTHS IMMEDIATELY PRECEDING); AND (2) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW. IN DETERMINING WHETHER THE HOLDER OF THIS SECURITY (X) HAS A “HOLDING PERIOD” (DETERMINED PURSUANT TO RULE 144(D) UNDER THE SECURITIES ACT) OF AT LEAST ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AT SUCH TIME) OR (Y) IS AN AFFILIATE OF THE COMPANY (OR HAS BEEN AN AFFILIATE OF THE COMPANY DURING THE THREE MONTHS IMMEDIATELY PRECEDING), THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF CUSTOMARY CERTIFICATIONS FROM THE HOLDER, AND A CUSTOMARY LEGAL OPINION, ADDRESSED TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER SIMILAR ARRANGEMENT SECURED BY SUCH SECURITIES IN ACCORDANCE WITH THIS WARRANT.” (b) Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by

15 acceptance of this Warrant as follows (and any transferee or assignee of the Holder is deemed to represent as of the date of such transfer or assignment as if it were the Holder): (i) The Holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act. (ii) The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. (iii) The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects, and financial condition of the Company. 11. Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination, or other transfer of the Warrant effected in accordance with the provisions of this Warrant. 12. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including e-mail transmission) and shall be given: If to the Company: Ambac Financial Group, Inc. One World Trade Center, 40th Floor New York, New York 10007 E-mail: legalnotices@ambac.com Phone: (212) 668-0340 Attention: General Counsel with a copy to: Debevoise & Plimpton LLP 66 Hudson Boulevard

16 New York, New York 10001 Attention: Steven J. Slutzky; Eric T. Juergens E-mail: sjslutzky@debevoise.com; etjuergens@debevoise.com Phone: 212-909-6036; 212-909-6301 If to the Holder: [OAKTREE ENTITY] c/o Oaktree Capital Management, L.P. 333 S. Grand Ave., 28th Floor Los Angeles, CA 90071 Attention: Jordan Mikes; Greg Share; Patrick George E-mail: [***] Phone: [***] with a copy to: Kirkland & Ellis LLP 2049 Century Park East, Suite 3700 Attention: Hamed Meshki, P.C. Rajab Abbassi, P.C. Kimberly Meng Han Email: hmeshki@kirkland.com; rajab.abbassi@kirkland.com; kimberly.han@kirkland.com Phone: (213) 680-8360; (212) 446-4741; (212) 898-5324 or such other address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt. 13. Cumulative Remedies. Except to the extent expressly provided in Section 8 to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity, or otherwise. 14. Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court specified in Section 21, in addition to any other remedy to which they are entitled at law or in equity.

17 15. Entire Agreement. This Warrant, the Investor Rights Agreement and the Stock Purchase Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof, and such agreements supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof. 16. Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder. 17. Counterparts; Effectiveness; Third Party Beneficiaries. This Warrant may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. This Warrant shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Until and unless each party has received a counterpart hereof signed by the other party, this Warrant shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Warrant is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties and their respective successors and assigns. 18. Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant. 19. Amendment and Modification; Waiver. No amendment, modification or discharge of this Warrant, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity. 20. Severability. If any provision, including any phrase, sentence, clause, section or subsection of this Warrant is determined by a court of competent jurisdiction to be invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever. Upon any such determination, the parties shall negotiate in good faith to modify this Warrant so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

18 21. Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. The Company and Holder hereby irrevocably submit to the jurisdiction of the federal courts for the Southern District of New York, and appellate courts having jurisdiction of appeals from such courts, solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby. Each of the Company and Holder irrevocably agrees that all claims in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, or with respect to any such action or proceeding, shall be heard and determined in such a New York federal court, and that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts shall lawfully decline to exercise such jurisdiction. Each of the Company and Holder hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that it is not subject to such jurisdiction. Each of the Company and Holder hereby waives, and agrees not to assert, to the maximum extent permitted by Law, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The Company and Holder hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof. 22. Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY. 23. No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. [SIGNATURE PAGE FOLLOWS]

[Signature Page to Warrant] IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date. AMBAC FINANCIAL GROUP, INC. By: Name: Title: Accepted and agreed: [OAKTREE ENTITY] By: Name: Title:

A-1 Exhibit A Form of Exercise Notice (To be executed upon exercise of the Warrant(s)) The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate(s), to purchase Common Stock of Ambac Financial Group, Inc. and (check one or both): _ __ herewith tenders in payment for __________________ Common Stock an amount of $__________________ by certified or official bank check made payable to the order of Ambac Financial Group, Inc. or by wire transfer in immediately available funds to an account arranged with Ambac Financial Group, Inc..; and/or _ __ herewith tenders the Warrant(s) for __________________ Common Stock pursuant to the cashless exercise provision of Section 3(b)(ii) of the Warrant. The undersigned acknowledges and agrees that the Company has the right to choose Cash Exercise or Cashless Exercise as set forth in the Warrant, notwithstanding the box checked above. The undersigned requests that a statement representing the Common Stock issued upon exercise of the Warrant(s) be delivered in accordance with the instructions set forth below. Dated: __________________, 20____ THIS EXERCISE NOTICE MUST BE DELIVERED TO AMBAC FINANCIAL GROUP, INC. PRIOR TO 5:00 P.M., EASTERN TIME, ON THE EXERCISE DATE. ALL CAPITALIZED TERMS USED HEREIN BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE WARRANT.

A-2 THE UNDERSIGNED REQUESTS THAT A STATEMENT REPRESENTING THE COMMON STOCK BE DELIVERED AS FOLLOWS: Name: ____________________________________________ (Please Print) Address: __________________________________________ Telephone: ________________________________________ Fax: ______________________________________________ Social Security Number or Other Taxpayer Identification Number (if applicable): IF SAID NUMBER OF COMMON STOCK SHALL NOT BE ALL THE COMMON STOCK ACQUIRABLE UNDER THE WARRANT(S), THE UNDERSIGNED REQUESTS THAT A NEW WARRANT CERTIFICATE(S) REPRESENTING THE BALANCE OF SUCH WARRANT(S) SHALL BE REGISTERED AND DELIVERED AS FOLLOWS: Name: ____________________________________________ (Please Print) Address: __________________________________________ Telephone: ________________________________________ Fax: ______________________________________________ Social Security Number or Other Taxpayer Identification Number (if applicable): Signature: _________________________________________ Name: ____________________________________________ Capacity in which Signing: ____________________________ The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

B-1 Exhibit B Form of Assignment FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned in and to the number of Warrants (as defined in and evidenced by the Warrant Certificate) set forth opposite the name of such assignee below, and in and to the Warrant Certificate with respect to the Warrants and the Common Stock issuable upon the exercise of said Warrants: Name of Assignee Address Number of Warrants Warrant Certificate No. If the total number of Warrants shall not be all of the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so assigned be issued in the name of and delivered to the undersigned. Name of holder of Warrant: By: Name: Title: Dated: